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                       THERMADYNE HOLDINGS CORPORATION
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      FOR THE SPECIAL MEETING OF STOCKHOLDERS HELD ON            , 1998

The undersigned hereby appoint(s) RANDALL E. CURRAN, JAMES H. TATE and STEPHANIE N. JOSEPHSON, or any of them, each with full power of substitution, as proxies to vote all stock in Thermadyne Holdings Corporation that the undersigned would be entitled to vote on all matters that may come before the
Special Meeting of Stockholders on            , 1998 and any adjournments
thereof. Returned proxy forms will be voted: (1) as specified on the matter listed on the reverse side of this form; (2) in accordance with the Directors' recommendations when a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that properly come before the meeting.

Your shares will not be voted unless your signed Proxy Form is returned to Thermadyne Holdings Corporation or you otherwise vote at the meeting. You may revoke your proxy at any time prior to the time it is voted at the Special Meeting.

THERMADYNE HOLDINGS CORPORATION MERGER PROPOSAL:

Approval of the Agreement and Plan of Merger (the "Merger Agreement") dated as of January 20, 1998 by and between Thermadyne Holdings Corporation ("Thermadyne") and Mercury Acquisition Corporation, a Delaware corporation ("MergerSub"), pursuant to which MergerSub will be merged with and into Thermadyne (the "Merger") with Thermadyne being the surviving corporation. If the Merger is consummated, each share of Thermadyne Common Stock outstanding immediately prior to the Effective Time (as defined in the Merger Agreement), other than shares of Thermadyne Common Stock for which appraisal rights have been exercised pursuant to Section 262 of the General Corporate Law of the State of Delaware or shares held by the Company as treasury stock or owned by MergerSub, will be converted into the right to receive, at the election of the holder, subject to certain adjustments, (x) one share of Thermadyne
Common Stock or (y) $34.50 in cash.
                    FOR  [ ]   AGAINST  [ ]   ABSTAIN  [ ]
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE THERMADYNE HOLDINGS CORPORATION MERGER PROPOSAL
                        (PLEASE SIGN ON REVERSE SIDE)
                                                                        (OVER)


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Please sign as requested and return promptly in the enclosed envelope.
Executors, trustees and others signing in a representative capacity should include their names and the capacity in which they sign.


                                                   DATED:               , 1998




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                                                   SIGNATURE(S)




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                                                   SIGNATURE(S)



                                                   PLEASE MARK, SIGN AND
                                                   RETURN THIS PROXY CARD
                                                   PROMPTLY, USING THE
                                                   ENVELOPE PROVIDED.